SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Commission File Number: 333-148719

FIRST RESOURCES CORP.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number)	26-0641585 (I.R.S. Employer Identification Number)

3065 Beyer Blvd. B103-1

San Diego, CA 92154

(858) 461-3544

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Medzed, Inc.

(Former name or former address, if changed since last report)

Business Filings Incorporated

311 S. Division Street

Carson City, NV 89703

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

Tel: (619) 399-3090

Fax: (619) 399-0120

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.0001 par value per share	10,000,000	$0.05	$500,000	$35.65

(1)

Estimated solely for purposes of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this Registration Statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September ____, 2010

PRELIMINARY PROSPECTUS

FIRST RESOURCES CORP.

3065 Beyer Blvd. B103-1

San Diego, CA 92154

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

10,000,000 SHARES OF COMMON STOCK

We are offering for sale a total of 10,000,000 shares of Common Stock at a fixed price of $0.05 per share (the "Offering") on a self-underwritten best-efforts basis. Our sole officer and director, Ms. Gloria Ramirez-Martinez, will attempt to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. Ms. Ramirez-Martinez will offer the shares to friends, family members and business acquaintances. In offering the securities on behalf of the Company, Ms. Ramirez-Martinez will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares being registered hereby will be offered for sale at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $500,000. Since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold and we will retain the proceeds from the sale of any of the offered shares.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.05	Not Applicable	$500,000
Total	$0.05	Not Applicable	$500,000

First Resources Corp. is an exploration stage company and we have just recently commenced operations in the mining industry. Our independent registered public accountant has issued an audit opinion for First Resources Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk. As a potential investor, you should only purchase shares if you can afford a loss of your investment.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 13 BEFORE BUYING ANY SHARES OF FIRST RESOURCES CORP. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________,20___, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in this prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the words “believe,” “anticipate,” “expect” and words of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Whether actual results will conform to the expectations and predictions of management; however, is subject to a number of risks and uncertainties that may cause actual results to differ materially. Such risks are in the section entitled “Risk Factors” starting on page 8, and in our previous SEC filings.

Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by management will be realized or, even if substantially realized, that they will have the expected consequences to or effects on our business operations.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “First Resources” “we,” “us,” and “our” refer and relate to First Resources Corp. (f/k/a Medzed, Inc.)

Corporate History

We were incorporated in the State of Nevada on August 3, 2007 under the name Medzed, Inc. We were originally established for the purpose of becoming a third party reseller of medical office business solutions. However, due to poor performance related to the sales of the medical office business solutions, we believe as of September 30, 2008, the Company became a “shell” company, as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

On July 27, 2010 we staked four mining claims, the MDZ Lode Claims, on mineral properties in the Oatman mining district in Mohave County, Arizona (collectively referred to hereinafter as the "Claims"). Since that date, our operations have been primarily limited to organizing and restructuring our Company to include a new business plan based on the exploration of our newly acquired mineral claims. We are now an exploration stage corporation engaged in the search of mineral deposits or reserves, which are not in either the development or production stage. To reflect the new focus of the Company's efforts, on August 19, 2010, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State changing our name to First Resources Corp.

Our Claims are staked in a north-south direction as an extension to the patented mining claims of the Moss Mine. Each claim is approximately 1500 feet in length, by 600 feet in width, and collectively comprising of approximately 82 acres of land. We seek to explore the claims for commercially exploitable reserves of valuable minerals. Exploration for minerals is a speculative venture involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims may not contain any reserves. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will cease operations and potential investors will lose their investment.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. However, there is no assurance that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

If we discontinue our exploration of our currently staked claims, we may seek to acquire other natural resource exploration properties. Any such acquisition(s) will involve due diligence costs in addition to the acquisition cost. We will also have an ongoing obligation to maintain our periodic filings with the appropriate regulatory authorities, which will involve legal and accounting costs. In the event that our available capital is insufficient to acquire an alternative resource property and sustain minimum operations, we will need to secure additional funding or else we will be compelled to discontinue our business.

Additionally, we have not earned any revenues to date. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such deposits are discovered, that we will enter into further substantial exploration programs.

Plan of Operations

Our exploration target is to find commercially viable deposits of miscellaneous ores on our MDZ mining claims. We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed. We will seek out experienced consultants to assist in the exploration programs. We will engage contractors to carry out our exploration programs under Ms. Ramirez-Martinez’s supervision. We plan to engage project geologists, geochemical sampling crews and drilling companies as contractors, depending on the specific exploration program of the claims.

The claims we have staked are located on undeveloped raw land. Exploration and surveying has not been initiated and will not be initiated until we raise additional money since we do not have sufficient funds to initiate and/or complete exploration at this time. After that has occurred we have to determine if it is economically feasible to remove the mineralized material. Our success depends upon finding mineralized material, which is a mineralized body that has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Economically feasible would mean that the costs associated with the removal of the mineralized material will not exceed the price at which we can sell the mineralized material. Our mineral claims are in the early stages of exploration, wherein we have not yet begun any testing on the land itself, and presently are not known to contain quantities of economically feasible resources.

Our exploration activities include a determination by our geologic consultant to see if the property contains reserves. We have selected Steven Radvak, our Vice President of Exploration, as our geologic consultant. We do not claim to have any minerals or reserves whatsoever at this time on any of the claims. If we do not find mineralized material or if we cannot remove mineralized material, either because we do not have the money to do so, or because it is not economically feasible to do so, then we will cease operations. Over the next 12 months, we intend to carry out the following actions, as a preliminary exploration program:

1.

Seek out qualified and experienced consultants and contractors and begin exploration plans based on a combination of radiometric surveys, outcrop mapping, and environmental considerations;

2.

As appropriate, enter into joint ventures with other companies exploring the same sedimentary environments in the region;

3.

Acquire such data sets, public or private, as may be available in our areas of interest;

4.

Focus on subsurface exploration by drilling relatively deep targets in unexplored channel environments.

Our sole officer and director has only recently become interested in natural resource exploration and does not have any professional training or technical credentials in the exploration or operation of mines. Therefore, we intend to retain qualified persons on a contract basis to perform exploration of the claims as needed. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for our exploration program. We will hire a professional geologist to outline a work program on the Claim(s) and would assist in the preparation and execution of the exploration program, but we have not discussed any terms of such an arrangement.

We currently have no employees other than our sole officer/director, who will only be devoting approximately twenty hours per week, to our operations. We do not intend to hire any employees for the next twelve months unless and until we have proven mineral reserves. However, we have retained Steven Radvak, our Vice President of Exploration, as our geologic consultant.

SUMMARY OF THIS OFFERING

The Issuer	First Resources Corp.

Securities being offered	Up to 10,000,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Per Share Price	$0.05

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Common Stock Outstanding Before the Offering	There are 12,700,000 shares of Common Stock issued and outstanding as of the date of this prospectus.

Common Stock Outstanding After the Offering	22,700,000 shares of Common Stock.

Registration Costs	We estimate our total costs relating to the registration herein be approximately $34,535.65.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business, and working capital. See “Use of Proceeds” beginning on page 14.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

OTC Bulletin Board Symbol	MEZE.OB

RISK FACTORS

An investment in our Common Stock is highly speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below together with all of the other information included in this prospectus. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and an investor in our securities may lose all or part of their investment. Currently, shares of our Common Stock are publicly traded.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their investment.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in this offering, if only a few shares are sold, we may not have enough capital to fully implement our business. In such an event, it is highly likely that any investment would be lost. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The Purchasers of our Common Stock may be unable to realize any return on their purchase of the offered shares, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

Since the majority of our shares of Common Stock are owned by Gloria Ramirez-Martinez, our sole officer and director, other holders of our Common Stock may not be able to influence control of the Company or decision making by management of the Company.

Gloria Ramirez-Martinez, our sole Officer and Director, beneficially owns 89.76% of our outstanding Common Stock. Assuming the sale of all 10,000,000 of the shares in this offering, Ms. Ramirez-Martinez will own 50.22% of all shares of Common Stock of the Company. The interests of Ms. Ramirez-Martinez may not be, at all times, the same as that of our other shareholders. Ms. Ramirez-Martinez is not simply a passive investor but is also the sole officer and director of the Company, and her interests as an executive may at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Ms. Ramirez-Martinez exercising, in a manner fair to all of our shareholders, her fiduciary duties as an officer or as the sole member of the Company’s Board of Directors. Also, Ms. Ramirez-Martinez has the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets, amendments to our Articles of Incorporation and the election of directors. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price of our Common Stock is substantially higher than the net tangible book value per share of our outstanding Common Stock immediately after this offering. Therefore, if you purchase our Common Stock in this offering, you will incur immediate dilution of $0.004 in net tangible book value per share from the price you paid.

We may need additional capital in the future, and the sale of additional shares or other equity securities could result in additional dilution to our stockholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from this offering will only be sufficient to meet our anticipated cash needs for the next twelve months. We may require additional cash resources due to changed business conditions or other future developments. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities would result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

RISKS RELATED TO OUR BUSINESS

We are an exploration stage company and may never be able to carry out our business or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We have just begun the initial stages of exploration of the MDZ Lode Claims, and thus have no way to evaluate the likelihood that our business will be successful. We were incorporated on August 3, 2007 and after refocusing our operations to mining, we currently have been involved primarily in organizational activities and the acquisition of our mineral claim interests. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We may not be able to successfully effectuate our business. There can be no assurance that we will ever achieve any revenues or profitability. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. We recognize that if we are unable to generate significant revenues from development of the MDZ Lode Claims and the production of minerals from the claims, we will not be able to earn profits or continue operations.

We expect to incur operating losses in the future because we have no revenue.

We incurred net losses of $73,550 for the period from August 3, 2007 (inception) to December 31, 2009. If we are able to sell of the shares offered under this offering, Management believes that the gross proceeds of $500,000 generated from this offering will be sufficient to continue our planned activities for no more than ten to twelve months after the offering. We expect to incur operating losses in future periods. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.

Since mineral exploration is a highly speculative venture, anyone purchasing our stock will likely lose their entire investment.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. Exploration for minerals is a speculative venture involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of our mineral claims we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims do not contain any reserves. Any funds spent on the exploration of these claims will probably be lost. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins, or hazards, which we cannot insure or which we may elect not to insure. In such a case, we would be unable to complete our business and our shareholders may lose their entire investment.

Our exploration activities may not be commercially successful, which could lead us to abandon our plans to develop the property underlying our mineral claims and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of ore on the property underlying our mineral claims. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop metallurgical processes to extract metal, and to develop the mining and processing facilities and infrastructure at any site chosen for mining. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. We may invest significant capital and resources in exploration activities and abandon such investments if they are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the trading price of our common stock and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover or acquire any mineralized material in sufficient quantities on the property underlying our mineral claims to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of ore on the property.

Since we do not have a backup program, if results from our initial work program are negative, anyone purchasing our stock will likely lose their entire investment.

If the results from the initial phase of work are negative and do not warrant additional phases of exploration work, we will need to seek other mineral exploration opportunities. We cannot assure that we will have enough proceeds to purchase additional claims, have a geological report prepared, and complete exploration work on the new claims. If the results from the initial phase of work on the MDZ Lode Claims are negative and we cannot find another feasible exploration opportunity anyone purchasing our stock will likely lose their entire investment.

Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

The probability of an individual mineral claim ever having reserves is extremely remote. In all probability, our MDZ Lode Claims do not contain any reserves. As such, any funds spent on exploration will probably be lost, which would result in a loss of your investment.

As we undertake exploration of the property underlying our mineral claims, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program.

We will be subject to the mining laws and regulations of the state of Arizona as we carry out our exploration program. We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations. While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

We are subject to risks inherent in the mining industry, and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business. Mining for valuable minerals is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, pressures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods, blizzards and earthquakes. At the present we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards, which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in our common stock.

Estimates of mineralized material are subject to evaluation uncertainties that could result in project failure.

Our exploration and future mining operations, if any, will be subject to risks associated with being able to accurately predict the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material on any of our properties would be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified or correctly appreciated at the current level of accumulated knowledge about our properties. This could result in uncertainties that cannot be reasonably eliminated from the process of estimating mineralized material. If these estimates were to prove to be unreliable, we could implement an exploitation plan that may not lead to commercially viable operations in the future.

If we do not find a joint venture participant for the exploration of the property underlying our mineral claims, we may not be able to advance the exploration work.

If the initial results of our mineral exploration program are successful, we may try to enter into a joint venture agreement with a third party for the further exploration and possible production of the property underlying our mineral claims. We would face competition from other junior mineral resource exploration companies if we attempt to enter into a joint venture agreement with a third party. A prospective joint venture participant could have a limited ability to enter into joint venture agreements with junior exploration companies, and will seek the junior exploration companies who have the properties that it deems to be the most attractive in terms of potential return and investment cost. In addition, if we entered into a joint venture agreement, we would likely assign a percentage of our mineral claims interests to the joint venture participant. If we are unable to enter into a joint venture agreement with a third party, we may fail and you will lose your entire investment in our common stock.

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of its president. The loss of her, or of other key personnel in the future, could have a material adverse effect on the business and its prospects. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. The Company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its president and chief executive officer.

Because of the fiercely competitive nature of the mining industry, we may be unable to maintain or acquire attractive mining properties on acceptable terms, which will materially affect our financial condition.

The mining industry is competitive in all of its phases. We face strong competition from other mining companies in connection with the acquisition of properties producing, or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities. As a result of this competition, we may be unable to maintain or acquire attractive mining properties on terms we consider acceptable or at all. Consequently, our revenues, operations and financial condition could be materially adversely affected.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in First Resources Corp. is suitable.

Because we are not making provisions for a refund to investors, you may lose your entire investment.

Even though our business plan is based upon the complete subscription of the shares offered through this offering, the offering makes no provisions for refund to an investor. We will utilize all amounts received from newly issued Common Stock purchased through this offering even if the amount obtained through this offering is not sufficient to enable us to go forward with our planned operations. We do not intend to escrow any funds received through this offering. Once funds are received as the result of a completed sale of Common Stock being issued by us, those funds will be placed into our corporate bank account and may be used at the discretion of management.

Since our sole executive officer and director works or consults for other companies, her activities could slow down our operations.

Our sole officer and director is not required to work exclusively for us and does not devote all of her time to our operations. Therefore, it is possible that a conflict of interest with regard to her time may arise based on her employment for other companies. Ms. Ramirez-Martinez’s other activities may prevent her from devoting full-time to our operations, which could slow our operations and may reduce our financial results. It is expected that she will devote between 15 and 20 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

Because we do not have an audit or compensation committee, shareholders will have to rely on our sole director, who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our director. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

There is currently no liquid trading market for the Company’s Common Stock and the Company cannot ensure that one will ever develop or be sustained.

The Company’s Common Stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol MEZE.OB. Although our common stock is quoted on the Over-the-Counter Bulletin Board (“OTCBB”), we cannot predict the extent to which an active public market for our common stock will develop or be sustained. Our common stock has historically been sporadically traded on the OTCBB, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or nonexistent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company, such as ours, or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity, which will generally support continuous sales without an adverse effect on our stock price. We cannot provide assurances that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

Furthermore, for companies whose securities are quoted on the OTCBB maintained by the Financial Industry Regulatory Authority (“FINRA”), it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital. As a result, purchasers of the Company’s Common Stock may have difficulty selling their shares in the public market, and the market price may be subject to significant volatility.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose Common Stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

As a result of being a public company, we are obligated to develop and maintain proper and effective internal controls over financial reporting and we are subject to other requirements that will be burdensome and costly. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our Company and, as a result, the value of our Common Stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to furnish reports by management on, among other things, the effectiveness of our internal control over financial reporting for each fiscal year. These assessments need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our auditors have issued an attestation report on our management's assessment of our internal controls.

We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control is effective. If we are unable to assert that our internal control over financial reporting is effective, or if our auditors are unable to attest that our management's report is fairly stated or they are unable to express an opinion on the effectiveness of our internal control, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our common stock. Failure to comply with the new rules might make it more difficult for us to obtain certain types of insurance, including director and officer liability insurance, and we might be forced to accept reduced policy limits and coverage and/or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on committees of our board of directors, or as executive officers.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

DETERMINATION OF OFFERING PRICE

Our Common Stock is quoted on the OTC Bulletin Board “OTCBB – U.S. Registered” under the trading symbol MEZE.OB. The following table sets forth the high and low bid prices for our Common Stock per quarter as reported by the OTCBB since we began trading March 12, 2009 based on our fiscal year end December 31. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions. Even though our Common Stock is quoted on the OTCBB, historically it been sporadically traded; therefore we have not relied on the prices set forth below as criteria for determining our offering price under this Registration Statement.

	First Quarter	Second Quarter	Third Quarter*	Fourth Quarter
2010 – High	$.08	$1.01	$1.75	--
2010 – Low	$.08	$.08	$1.01	--

*Third Quarter only up until September 15, 2010.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. There is no assurance that we will raise the full $500,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$125,000	$250,000	$375,000	$500,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$1,500	$1,500	$1,500	$1,500
Printing	$500	$500	$500	$500
Transfer Agent	$3,500	$3,500	$3,500	$3,500
Legal and Accounting	$29,000	$29,000	$29,000	$29,000
SUB-TOTAL	$34,500	$34,500	$34,500	$34,500
Less: PHASE I
Soil Geochem./soil grid samples	$14,000	$14,000	$14,000	$14,000
Geologist*	$0	$0	$0	$0
Geo-technician	$12,500	$12,500	$12,500	$12,500
Assays	$9,500	$9,500	$9,500	$9,500
Travel	$5,000	$5,000	$5,000	$5,000
Reports	$2,500	$2,500	$2,500	$2,500
SUB-TOTAL	$66,000	$66,000	$66,000	$66,000

Less: PHASE II
Geological Interpretation/Mapping	$0	$14,500	$16,500	$19,500
MAG-VLF Survey	$0	$19,000	$25,500	$34,500
Data Reduction Report	$0	$3,500	$4,500	$5,500
SUB-TOTAL	$0	$37,000	$46,500	$59,500

Less: PHASE III (Core Sampling)
Consultants	$0	$5,000	$10,000	$15,000
Core Drilling	$0	$32,000	$48,000	$64,000
Analysis of Samples	$0	$3,500	$3,500	$3,500
SUB-TOTAL	$0	$40,500	$61,500	$82,500

Less: WORKING CAPITAL	$24,500	$72,000	$166,500	$257,500
SUB-TOTAL	$24,500	$72,000	$166,500	$257,500

TOTALS	$125,000	$250,000	$375,000	$500,000

The above figures represent only estimated costs.

*Our geologist has been issued 200,000 restricted shares of our common stock in lieu of salary for his services to the Company as Vice President of Exploration and as our geologic consultant.

Working capital will be used to pay general administrative expenses, legal expenses and accounting expenses for the next twelve months. Those expenses may increase if we are able to seek out new mining claims, and grow our operations. Working capital will also include costs associated with travel to meet potential joint ventures clients. The funds from this offering will not be used to pay Ms. Gloria Ramirez-Martinez, our President, for any services related to activities undertaken to further the success of this offering, whether provided prior to, during, or subsequent to the offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering for sale a maximum of 10,000,000 shares of our Common Stock in a self-underwritten offering directly to the public at a price of $0.05 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $0.05 per share. If none of the 10,000,000 shares offered are sold within 180 days from the date hereof, (which may be extended an additional 90 days in our sole discretion), the offering for the balance of the shares will terminate and no further shares will be sold.

In connection with the Company’s selling efforts in the offering, our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Our sole officer and director is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officer and director will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Our officer and director is not now, nor has she been within the past 12 months, a broker or dealer, and she has not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our officer and director will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our officer and director will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; exempted from such registration or if a qualification requirement is available and with which First Resources Corp. has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until this Registration Statement is declared effective by the SEC. Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a Subscription Agreement;

2.

deliver a check* or certified funds to us for acceptance or rejection, or

3.

Pay cash by wire transfer of immediately available funds to the client-trust account of Carrillo Huettel, LLP, in accordance with the wire instructions, or directly to the Seller:

*All checks for subscriptions must be made payable to "FIRST RESOURCES CORP."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Underwriters

We have no underwriter and do not intend to have one. In the event that we sell or intend to sell by means of any arrangement with an underwriter, then we will file a post-effective amendment to this S-1 to accurately reflect the changes to us and our financial affairs and any new risk factors, and in particular to disclose such material relevant to this Plan of Distribution.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934. Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities. Regulation M prohibits distribution participants and their affiliated purchasers from bidding for, purchasing or attempting to induce any person to bid for or purchase the securities being distributed.

Section 15(G) o f the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his or her rights and remedies in cases of fraud in penny stock transactions; and FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

DILUTION

We intend to sell 10,000,000 shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 10,000,000 shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number	Percent	Amount	Percent
Existing Shareholders	12,700,000 Shares	55.5%	$955,000	65.6%	$0.08
Purchasers of Shares	10,000,000 Shares	44.5%	$500,000	34.4%	$0.05
Total	22,700,000 Shares	100.0%	$1,455,000	100.0%

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50%, 25% and 10% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of September 16, 2010. Totals may vary due to rounding.

	100% of offered shares are sold	50% of offered shares are sold	25% of offered shares are sold	10% of offered shares are sold
Offering Price	$0.050 per share	$0.050 per share	$0.050 per share	$0.050 per share
Net tangible book value at 12/31/09	$(0.007) per share	$(0.007) per share	$(0.007) per share	$(0.007) per share
Net tangible book value after giving effect to the offering	$0.039 per share	$0.031 per share	$0.021 per share	$0.009 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.046 per share	$0.038 per share	$0.028 per share	$0.016 per share
Per Share Dilution to New Investors	$0.004 per share	$0.012 per share	$0.021 per share	$0.034 per share
Percent Dilution to New Investors	8.50%	23.7%	42.8%	67.3%

DESCRIPTION OF PROPERTY

Our principal executive office is located at 3065 Beyer Blvd. B103-1, San Diego, California. Our telephone number is (858) 461-3544. We are currently using free generic office space on a month-to-month basis. This space is utilized for office purposes and it is our belief that the space is adequate for our immediate needs. Additional space may be required as we expand our business activities. As of the date of this filing, we have not sought to move or change our office site. We do not foresee any significant difficulties in obtaining any required additional facilities. We currently do not own any real property.

First Resources Corp. has staked four mining claims and has applied for a one year lease with the Arizona Bureau of Land Management (the “Arizona BLM”). Collectively, the claims comprise a total of 80 acres, with each claim accounting for 20 of the acres. The claims are approximately located 10 miles east of Bullhead City, Arizona and 70 miles southeast of Las Vegas, Nevada. The Town of Oatman, Arizona is located 8 miles southeast of the claims. The host rock of the mineralization forms a conspicuous ridge.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 300,000,000 Shares of Common Stock, $0.0001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof there have been no shares of Preferred Stock designated. The following is a summary of the material rights and restrictions associated with our Preferred Stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Provisions

None.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants & Options

There are no outstanding warrants or options to purchase our securities.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF FIRST RESOURCES CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1 THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF OUR BUSINESS

We were incorporated in the State of Nevada on August 3, 2007 under the name Medzed, Inc. We were originally established for the purpose of becoming a third party reseller of medical office business solutions. We abandoned our efforts in the medical sales industry and we believe as of September 30, 2008, the Company became a “shell” company, as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934.

On July 27, 2010 we staked four mining claims, the MDZ Lode Claims, on mineral properties in the Oatman mining district in Mohave County, Arizona (collectively referred to hereinafter as the "Claims"). Since that date, our operations have been primarily limited to organizing and restructuring our Company to include a new business plan based on the exploration of our newly acquired mineral claims. We are now an exploration stage corporation engaged in the search of mineral deposits or reserves, which are not in either the development or production stage. To reflect the new focus of the Company's efforts, on August 19, 2010, we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State changing our name to First Resources Corp.

We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Because we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on the property underlying our mineral claims, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the claims, and there is no assurance that we will discover one.

Exploration for minerals is a speculative venture involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable minerals. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral claims may not contain any reserves. If we are unable to find reserves of valuable minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will cease operations and potential investors will lose their investment.

We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock. However, there is no assurance that we will be able to raise sufficient funding from the sale of our common stock. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated. We do not have any arrangements in place for any future equity financing. If we are unable to secure additional funding, we will cease or suspend operations. We have no plans, arrangements or contingencies in place in the event that we cease operations.

If we discontinue our exploration of our currently staked claims, we may seek to acquire other natural resource exploration properties. Any such acquisition(s) will involve due diligence costs in addition to the acquisition cost. We will also have an ongoing obligation to maintain our periodic filings with the appropriate regulatory authorities, which will involve legal and accounting costs. In the event that our available capital is insufficient to acquire an alternative resource property and sustain minimum operations, we will need to secure additional funding or else we will be compelled to discontinue our business.

Our Acquisition of the Claims

The Company staked four claims, the MDZ Lode Claims, situated in Mohave County, Arizona. We intend to undertake exploration work on our claims, located near the Moss Mine. The fee simple title to the property is owned by the United States of America. We staked the land and have applied for and received a one year lease from the Arizona BLM. This will give us the right to enter onto the property with our employees, representatives and agents, and to prospect, explore, test, develop, work and mine the property. The property is unencumbered and there are no competitive conditions which affect the property. Further, there is no insurance covering the property and we believe that no insurance is necessary since the property is unimproved and contains no buildings.

Claims

The property consists of 4 located mineral claims as follows:

Name	Area (in acres)	Expiration	Location
MDZ Lode Claim #1	20	August 31, 2011	The NE corner of the claim is 2745 ft south and 3830 feet west of the NE corner of Section 21, Township 21N, and Range 20E.
MDZ Lode Claim #2	20	August 31, 2011	The NE corner of the claim is 2745 ft south and 3830 feet west of the NE corner of Section 21, Township 21N, and Range 20E.
MDZ Lode Claim #3	20	August 31, 2011	The SE corner of the claim is 2745 ft south and 3830 feet west of the NE corner of Section 21, Township 21N, and Range 20E.
MDZ Lode Claim #4	20	August 31, 2011	The SE corner of the claim is 2745 ft south and 3830 feet west of the NE corner of Section 21, Township 21N, and Range 20E.

MINING CLAIM MAP

Lode (X) Placer ( )

1 mile
1 mile
MDZ Claims
3
4
1
2
Butte
N

Scale : 1" = 2000 feet

The map above depicts the MDZ Lode Claims, which are located in Section(s) 21, Township 20N, Range 20W, Gila and Salt River Base Meridians in Mohave County, Arizona, and are staked in a north-south direction.

Location and Access

N
93
Bullhead City
Moss Mine
Oatman
C
40
A
95
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The MDZ Lode Claims are staked as an extension to the patented mining claims of the Moss Mine Property, which is located in the San Francisco (Oatman) Mining District in Mohave County, Arizona. Collectively, the claims comprise a total of 80 acres of land. The claims are located approximately 10 miles east of Bullhead City, Arizona and 70 miles southeast of Las Vegas, Nevada. The Town of Oatman, Arizona is located 8 miles southeast of the property. The host rock of the mineralization forms a conspicuous ridge.

The nearby towns offer some of the necessary infrastructure required to base and carry-out an exploration program such as limited accommodations, communications, some equipment and supplies.

Climate

The area is characterized by desert conditions with very hot summers and mild winters. The area has an arid desert climate, however its elevation tempers this somewhat. Summer daytime highs reach above 90 °F (32 °C) frequently, and summertime lows usually remain between 60 °F (16 °C) and 70 °F (21 °C). Winter highs are generally mild, ranging in the mid to upper 50s, but nights are usually right around or slightly above freezing (32 °F/0 °C).

History

The Moss Mine was the first gold discovery made in the Oatman district. Discovered in 1864, the mine was worked sporadically through the 1930’s. Production records are fairly poor, with past writers listing production equal to or just greater than $250,000. The mine lay idle until the early 1980’s when a number of mining companies explored the district. These companies included Billiton Minerals, Magma Copper, Golconda Resources and Addwest Minerals. Addwest, the last company to explore the district, reported an indicated resource of 3.6 million tons averaging 0.033 oz/ton gold and 0.31 oz/ton silver. The most comprehensive effort made to date on the Moss Mine was by Addwest Minerals who compiled all previous work and retained Western Services Engineering to calculate reserve and resource estimates. Addwest appears to have completed the equivalent of a Preliminary Feasibility Study but only extracts from this report are on hand. Addwest also built a 500 ton per day mill to service the nearby Gold Road Mine in Oatman before declaring bankruptcy.

Property Geology

The geology of the Moss mine area consists of a Tertiary porphyrytic quartz monzonite intruding Tertiary age volcanics and volcanic-rich sediments. Precambrian rocks unconformably underlie the volcanic rocks. The drilling area is dominated by the quartz monzonite with a few mafic Tertiary dikes cross-cutting.

The veins consist of quartz-calcite and lesser adularia. The principal “Moss” vein is up to 45 feet thick at the surface and can be followed along strike for over 5,000 feet. The strike of the Moss vein is N75W and the average dip is 60 degrees south. However, dip can range from 45 to 80 degrees. The hanging walls of the veins commonly have several tens of feet of stockworks veining. South of the Moss vein are several lesser conjugate veins that primarily dip northward. Sampling of these veins show that several have higher gold content than the Moss vein.

Drilling results show the Moss vein system does continue to at least 800 feet below the surface. The dip of the vein usually remains steep with little evidence of flattening as would be the case for a listric fault. Even though some veins associated with workings located to the south of the Moss vein have high-grade gold/silver values, gold values do not appear to increase with depth in the drilling done to date.

Glossary Of Technical Geological Terms

The following defined technical geological terms are used in our prospectus:

Term	Definition

Adularia

A feldspar mineral and potassium aluminosilicate (KAlSi3O8). It commonly forms colourless, glassy, prismatic, twinned crystals in low-temperature veins of felsic plutonic rocks and in cavities in crystalline schists.

Assay	The act of testing the purity of precious metals.

Calcite	A carbonate mineral and the most stable polymorph of calcium carbonate (CaCO3).

Carbon	A widely distributed element that forms organic compounds in combination with hydrogen, oxygen, etc., and that occurs in a pure state as diamond and graphite, and in an impure state as charcoal.

Diamond drill(ing)

A rotary type of rock drill in which the cutting is done by abrasion rather than percussion. The cutting bit is set with diamonds and is attached to the end of long hollow rods through which water or other fluid is pumped to the cutting face as a lubricant. The drill cuts a core of rock that is recovered in long cylindrical sections, two centimeters or more in diameter.

Dip

The angle that a rock unit, fault or other rock structure makes with a horizontal plane. Expressed as the angular difference between the horizontal plane and the structure. The angle is measured in a plane perpendicular to the strike of the rock structure.

Fault	A fracture or fracture zone in rock along which movement has occurred.

Fault Zones	A fault that is expressed as a zone of numerous small fractures.

Geophysical survey	The study of the earth by quantitative physical methods. A commonly occurring variety of intrusive igneous rock.

Lode	A mineral deposit in solid rock.

Mafic

A term used to describe an igneous rock that has a large percentage of dark-colored minerals such as amphibole, pyroxene and olivine. Also used in reference to the magmas from which these rocks crystallize. Mafic rocks are generally rich in iron and magnesium.

Mineralization	The concentration of metals and their chemical compounds within a body of rock.

Monzonite

An intermediate igneous intrusive rock composed of approximately equal amounts of sodic to intermediate plagioclase and orthoclase feldspars with minor amounts of hornblende, biotite and other minerals.

Ore	A mixture of minerals and gangue from which at least one metal can be extracted at a profit.

Outcrop	A segment of bedrock exposed to the atmosphere.

Porphyry	A heterogeneous rock characterized by the presence of crustals in a relatively finer- grained matrix.

Precambrian	Noting or pertaining to the earliest era of earth history, ending 570 million years ago, during which the earth's crust formed and life first appeared in the seas.

Quartz	A mineral whose composition is silicon dioxide. A crystalline form of silica.

Reserve	(For the purposes of this prospectus): that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves consist of:

 1)

Proven (Measured) Reserves. Reserves for which: (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling; and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

2)

Probable (Indicated) Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Sediment	Any particulate matter that can be transported by fluid flow and which eventually is deposited as a layer of solid particles on the bed or bottom of a body of water or other liquid.

Sedimentary	A type of rock which has been created by the deposition of solids from a liquid.

Stockwork	A complex system of structurally controlled or randomly oriented veins. Stockworks are common in many ore deposit types and especially notable in greisens. They are also referred to as stringer zones.

Sulfide	A mineral compound characterized by the linkage of sulfur with a metal or semimetal.

Tertiary	Relating to the first period of the Cenozoic era, about 65 to 1.64 million years ago.

Trenching	The removal of overburden to expose the underlying bedrock.

Vein	An occurrence of ore with an irregular development in length, width and depth usually from an intrusion of igneous rock.

Volcanic	Characteristic of, pertaining to, situated in or upon, formed in, or derived from volcanoes.

Management Experience

While our President has no professional training or technical credentials in the exploration and operation of mines, we have just recently entered into a consulting agreement with Steven J. Radvak, who will act as our new Vice President of Exploration and as our geologic consultant. Although, we still may not be able to recognize or take advantage of potential acquisition and exploration opportunities in the sector without the aid of additional qualified geological consultants. Moreover, with no direct training or experience, our President may not be fully aware of the specific requirements related to working in this industry. Our President may make mistakes in her decisions and choices that could cause our operations and ultimate financial success to suffer irreparable harm.

Competitive Factors

The mining industry is highly fragmented and we will be competing with many other exploration companies looking for minerals. We are one of the smallest exploration companies and are an infinitely small participant in the mineral exploration business. While we will generally compete with other exploration companies, there is no competition for the exploration of minerals from our claim.

We compete with other mineral exploration companies for financing from a limited number of investors that are prepared to make investments in junior mineral exploration companies. The presence of competing mineral exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We will also be competing with other junior and senior mineral companies for available resources, including, but not limited to, professional geologists, camp staff, mineral exploration supplies and drill rigs.

Plan of Operation

The success of our business is entirely dependent upon raising proceeds from this offering. We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. If we are successful in raising funds from this offering we plan to implement the following initial exploration program consisting of three phases. We plan to conduct mineral exploration activities on the MDZ Claims to assess whether the claims contain mineral reserves capable of commercial extraction. Our exploration program is designed to explore for commercially viable deposits of gold, silver and other minerals. We have not, nor has any predecessor identified any commercially exploitable reserves of these or other minerals on the Company’s mineral claims.

Within the three months following the date of this prospectus and subject to the raising of sufficient funds through this offering, we plan to complete the first phase (Phase I) of the exploration program on our claims. This work will consist of retaining consultant(s) to conduct exploration activities on the claims, including: geological mapping, geological prospecting, assaying and information review. Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work. It also consists of a consulting geologist completing a detailed mapping, gathering soil samples from property areas with the most potential to host economically significant mineralization based on past exploration results. Geological prospecting involves analyzing rocks on the property surface in order to discover indications of potential mineralization. All samples gathered will be sent to a laboratory where they are crushed and analyzed for metal content. Assaying is the chemical analysis of a substance to determine its components.

Subject to the receipt of sufficient funds from this Registration Statement, we plan to commence Phase I of the exploration program on the claim in the first quarter of 2011. We expect this phase to take approximately 60 days to complete and an additional month for the consulting geologist to receive the results of the assay lab and prepare his report. We have determined that Phase I is estimated to cost $66,000.

If Phase I proves successful in identifying mineral deposits, and if we have sufficient funds on hand, we intend to proceed with the second phase of the program (Phase II) as soon as practicable upon completion of Phase I. In Phase II, we will begin trenching, surveying localized soils, and detailed sampling of historic zones. The estimated cost of the Phase II program is $59,500. It will take approximately 50 days to complete Phase II and an additional month for the consulting geologist to receive the results from the assay lab and prepare his report. We expect to commence work on Phase II in the spring of 2011, subject to weather conditions and the availability of funds.

After all surveys and initial samples have been collected, we expect to begin the third phase of the program (Phase III), which will consist of core sampling and analysis. If all operations go according to our exploration plan, we expect to begin this phase around the third quarter of 2011. Core sampling is the process of drilling holes to a depth of up to 100 feet in order to extract a sample of earth. Assuming that we raise the maximum amount of money, we will drill 32 holes to a depth on 100 feet, totaling approximately 3,200 linear feet. If we only raise a minimal amount of funding under this offering, we will drill approximately 1600 feet, or 16 holes to a depth of 100 feet. We estimate that it will take between one to three months to drill 16-32 holes to a depth of 100 feet each. We will pay a consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000. The total cost for drilling is estimated to be around $32,000 to $64,000. The driller will be retained by our consultant.

 After core sampling, we will proceed with the analysis of the samples collected from the core drilling. We expect to begin this towards the end of 2011. The total estimates cost for analyzing the core samples is $3,500, and we estimate this process will take approximately 30 days. The core samples will be tested to determine if mineralized material is located on the claims. Mineralized material is a mineralized body, which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal. Based upon the tests of the core samples, we will determine if we will terminate operations; proceed with additional exploration of the claims; or develop the claims. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations.

We intend to take our core samples to analytical chemists, geochemists and registered assayers located in Mohave County, Arizona. Delivery of the samples to the independent third party is necessary to complete this phase. We have not selected any of the foregoing as of the date of this report.

Total expenditures, relating to the development of the MDZ Claims, over the next 12 months are expected to be up to approximately $242,500, which we will attempt to raise through the sale of our common stock being offering through this S-1 Registration Statement.

Phase	Exploration Program	Cost	Status
Phase 1	Retention of consultant(s) to conduct exploration activities, Geological prospecting, Geological mapping, Assaying and Evaluation of information.	$66,000	Expected to begin in the first quarter of 2011, (dependent on funding and the consultant/geologist’s schedule).

Phase II	Trenching, detailed sampling and mapping of historic zones, and surveying of localized soil.	$59,500	Expected to begin between the first and second quarter of 2011 (dependent on funding, results of exploratory activities, and the consultant/geologist’s schedule).

Phase III

Core sampling. Core sampling we be subcontracted to non-affiliated third parties, or retained consultants. Analysis of the samples derived from core sampling by an independent third party to determine if mineralized material is below the ground. If mineralized material is found, we will attempt to define the ore body.

		$20.00/foot $40,500-$82,500 (Dependent on number of holes drilled)	Expected to begin in the third quarter of 2011 (dependent on funding and the consultant/geologist’s schedule, and results of survey/initial sampling).

Regulations

Exploration activities are subject to various national, state, foreign and local laws and regulations, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations promulgated by the State of Arizona and the United States Federal Government.

Our exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable laws and regulations. Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

Employees

As of September 16, 2010, other than Gloria Ramirez-Martinez, we had no full-time employees or part time employees. We have retained Steven Radvak as our Vice President of Exploration and as our geological consultant. Additionally, we plan to retain additional consultants to assist in the completion of various projects on an as-needed basis.

Trading Information

The Company’s Common Stock is currently approved for quotation on the OTCBB under the symbol “MEZE.OB,” but there is currently no liquid trading market for the Company’s Common Stock. The information for our transfer agent is as follows:

Routh Stock Transfer, Inc.

6860 North Dallas Parkway, Suite 200
Plano, Texas 75024
Tel: (972) 381-2782
Fax: (972) 381-2783

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF FIRST RESOURCES CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS FOR THE PERIOD ENDED JUNE 30, 2010 COMPARED TO JUNE 30, 2009

Results of Operations

We have not generated any revenue to date. Expenses for the three and six months ended June 30, 2010 amounted to $887,280 and $890,475, as compared to $741 and $1,586 for the three and six months ended June 30, 2009. Our net loss for the three and six months ended June 30, 2010 amounted to $887,280 and $890,475, as compared to $741 and $1,586 for the three and six months ended June 30, 2009, and the basic loss per share was $0.14, $0.17, $0.00 and $0.00 respectively.

The $886,539 increase in expenses from the three months ended June 30, 2009 to three months ended June 30, 2010 was a result of the stock based compensation resulting from the issuance of stock to an officer and director at below the trading price.

The $888,889 increase in expenses from the six months ended June 30, 2009 to three months ended June 30, 2010 was a result of the stock based compensation resulting from the issuance of stock to an officer and director at below the trading price.

Liquidity and Capital Resources

Our balance sheet as of June 30, 2010 reflects cash in the amount of $14,350. Cash from inception to date has been insufficient to provide the operating capital necessary to operate the company and therefore the Company has found additional funding through a loan from a related party.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Cash Requirements

Our cash on hand as of June 30, 2010 is $14,350. We do not have sufficient cash on hand to pay the costs of our operations as projected to twelve (12) months or less or to fund our operations for that same period of time. We will require additional financing in order to proceed with some or all of our goals as projected over the next twelve (12) months. We presently do not have any arrangements for additional financing, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with any of our goals projected over the next twelve (12) months and beyond.

Any additional growth of the Company will require additional cash infusions. We may face expenses or other circumstances such that we will have additional financing requirements. In such event, the amount of additional capital we may need to raise will depend on a number of factors. These factors primarily include the extent to which we can achieve revenue growth, the profitability of such revenues, operating expenses, research and development expenses, and capital expenditures.

The Company does not anticipate any contingency upon which it would voluntarily cease filing reports with the SEC. It is in the compelling interest of this Registrant to report its affairs quarterly, annually and currently, as the case may be, generally to provide accessible public information to interested parties, and also specifically to maintain its eligibility for the OTCBB.

The failure to secure any necessary outside funding could have an adverse affect on our development and results therefrom and a corresponding negative impact on shareholder liquidity.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2009 COMPARED TO DECEMBER 31, 2008

Results of Operations

We have not generated any revenue to date. Expenses in the year ended December 31, 2009 amounted to $19,409, as compared to $34,552 for the year ended December 31, 2008. Our net loss in the year ended December 31, 2009 amounted to $19,409, as compared to $34,552 for the year ended December 31, 2008, and the basic loss per share was $0.00 and $0.00 respectively. The approximately 43% decrease in expenses from year ended December 31, 2008 to year ended December 31, 2009 was a result of the decrease in general compliance expenses

Liquidity and Capital Resources

On December 31, 2009 we had $1,004 in cash and cash equivalents, as compared to $4,544 on December 31, 2008. We anticipate generating losses in the future and may be unable to continue operations. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Cash Requirements

Our cash on hand as of December 31, 2009 is $1,004. We do not have sufficient cash on hand to pay the costs of our operations as projected to twelve (12) months or less or to fund our operations for that same period of time. We will require additional financing in order to proceed with some or all of our goals as projected over the next twelve (12) months. We presently do not have any arrangements for additional financing, and no potential lines of credit or sources of financing are currently available for the purpose of proceeding with any of our goals projected over the next twelve (12) months and beyond.

Any additional growth of the Company will require additional cash infusions. We may face expenses or other circumstances such that we will have additional financing requirements. In such event, the amount of additional capital we may need to raise will depend on a number of factors. These factors primarily include the extent to which we can achieve revenue growth, the profitability of such revenues, operating expenses, research and development expenses, and capital expenditures. Given the number of programs that we have ongoing and not complete, it is not possible to predict the extent or cost of these additional financing requirements.

Notwithstanding the numerous factors that our cash requirements depend on, and the uncertainties associated with each of the major revenue opportunities that we have, we believe that our plan of operation can build long-term value if we are able to demonstrate clear progress toward our objectives.

Progress in the development of our business plan will likely lend credibility to our plan to achieve profitability.

The Company does not anticipate any contingency upon which it would voluntarily cease filing reports with the SEC. It is in the compelling interest of this Registrant to report its affairs quarterly, annually and currently, as the case may be, generally to provide accessible public information to interested parties, and also specifically to maintain its eligibility for the OTCBB.

The failure to secure any necessary outside funding could have an adverse affect on our development and results therefrom and a corresponding negative impact on shareholder liquidity.

Going Concern Consideration

The Company is a development stage company and has not commenced planned principal operations. The Company had no revenues and incurred a net loss of $19,409 in the year ended December 31, 2009 and a net loss of $34,552 for the year ended December 31, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order to continue as a going concern and achieve a profitable level of operations, the Company will need, among other things, additional capital resources and to develop a consistent source of revenues. Management’s plans include investing in and developing all types of businesses related to the medical accounting and management industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since September 10, 2009, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAs, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our current director and executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors or executive officers.

Name	Age	Position
Gloria Ramirez-Martinez	34	President, CEO, CFO, Secretary. Treasurer, and Director

Gloria Ramirez-Martinez has over 8 years of experience in international trade. She has overseen all aspects of the import/export business from client services to logistics. She started her career in 1999 as a programmer working for a major appliance distributor in Mexico. Ms. Ramirez-Martinez graduated with a degree in Business Administration from the Institute of Technology of Celaya (Mexico) in 1999. Since 2007, she has been working for GKN Driveline as Materials Planner. From 2001-2007, she worked for Hutchison Autopartes Mexico as Production Assistant.

Significant Employees/Consultants

The Company has retained Steven J. Radvak as its Vice President of Exploration and its geologic consultant. The biography for Mr. Radvak is set forth below:

STEVEN RADVAK. Mr. Radvak, P.E., P.Eng., has a B.A.Sc. in Mining and Mineral Processing Engineering from the University of British Columbia. He is a director and the Vice President of Exploration for Tombstone Exploration Corp., a Canadian Federal corporation that explores natural resource properties. He has been the President, Chief Executive Officer, and Director of Compliance Management Inc., since its inception in 1998. Compliance Management, Inc. is an environmental service company, which then became Martin’s Fencing Corp., a leader in providing fences, gates and enclosures in Arizona. He is a managing member of RM Fencing, LLC, which was originally organized in Arizona as Achieva Development, LLC in June of 2006. He has extensive experience in managing mineral exploration projects in the United States, Canada, Africa and Europe and will be a valuable asset to the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information about the remuneration of our principal executive officer for services rendered since inception through September 16, 2010. Certain tables and columns have been omitted as no information was required to be disclosed under those tables or columns:

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gloria Ramirez-Martinez	Chairman, CEO and President	2010	$-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards Since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Security Holders Recommendations to Board of Directors

Shareholders can direct communications to our Chief Executive Officer, Gloria Ramirez-Martinez, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Ms. Ramirez-Martinez collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CODE OF ETHICS

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at September 16, 2010, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 16, 2010, we had 12,700,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Gloria Ramirez-Martinez Fraccionamiento Nuevo Celaya Celaya, Guanajuato Mexico 38020	11,400,000	89.76%

	Total	11,400,000	89.76%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP located in San Diego, California.

EXPERTS

M&K CPAs, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. M&K CPAs, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada Revised Statures for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Ms. Gloria Ramirez-Martinez, our President and Chief Executive Officer.

MEDZED, INC.

(A Development Stage Company)

Financial Statements

For the Period Ended June 30, 2010

Balance Sheets (unaudited)

F-2

Statements of Operations (unaudited)

F-3

Statement of Stockholders’ Equity (unaudited)

F-4

Statements of Cash Flows (unaudited)

F-5

Notes to the Unaudited Financial Statements

F-6

MEDZED, INC.

(A Development Stage Company)

Balance Sheets (unaudited)

ASSETS

	June 30 2010	December 31, 2009

CURRENT ASSETS

Cash	$14,350	$1,004

Total Current Assets	14,350	1,004

TOTAL ASSETS	$14,350	$1,004

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$5,745	$4,690
Related party payable	16,478	14,288

Total Current Liabilities	22,223	18,978

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: $0.0001 par value, 50,000,000 shares
authorized, 12,500,000 and 2,500,000 issued and
outstanding, respectively	1,250	250
Additional paid-in capital	954,902	55,326
Deficit accumulated during the development stage	(964,025)	(73,550)

Total Stockholders' Equity (Deficit)	(7,873)	(17,974)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$14,350	$1,004

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.

(A Development Stage Company)

Statements of Operations (unaudited)

					From Inception
	For the	For the	For the	For the	on August 3,
	Six Months	Six Months	Three Months	Three Months	2007 Through
	June 30,	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009	2010

REVENUES	$-	$-	$-	$-	$-

EXPENSES

Stock based compensation	875,000	-	875,000	-	875,000
General and administrative	15,475	1,586	12,280	741	89,025

Total Expenses	890,475	1,586	887,280	741	964,025

LOSS FROM OPERATIONS	(890,475)	(1,586)	(887,280)	(741)	(964,025)

Income tax expense	-	-	-	-	-

NET LOSS	$(890,475)	$(1,586)	$(887,280)	$(741)	$(964,025)

BASIC AND DILUTED LOSS PER SHARE	$(0.17)	$(0.00)	$(0.14)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING	5,151,934	2,500,000	6,517,819	2,500,000

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit) (unaudited)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception, August 3, 2007	-	$-	$-	$-	$-

Common stock issued for cash
per share	1,500,000	150	14,850	-	15,000

Net loss from inception on August 3,
2007 through December 31, 2007	-	-	-	(19,589)	(19,589)

Balance, December 31, 2007	1,500,000	150	14,850	(19,589)	(4,589)

Common stock issued for cash	1,000,000	100	39,900	-	40,000

Net loss for the year ended
December 31, 2008	-	-	-	(34,552)	(34,552)

Balance, December 31, 2008	2,500,000	250	54,750	(54,141)	859

Imputed interest	-	-	576	-	576

Net loss for the year ended
December 31, 2009	-	-	-	(19,409)	(19,409)

Balance, December 31, 2009	2,500,000	250	55,326	(73,550)	(17,974)

Private placement	10,000,000	1,000	899,000	-	900,000

Imputed interest	-	-	576	-	576

Net loss for the six months
June 30, 2010	-	-	-	(890,475)	(890,475)

Balance, June 30, 2010	12,500,000	$1,250	$954,902	$(964,025)	$(7,873)

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.

(A Development Stage Company)

Statements of Cash Flows (unaudited)

			From Inception
	For the	For the	on August 3,
	Six Months	Six Months	2007 Through
	June 30,	June 30,	June 30,
	2010	2009	2010

OPERATING ACTIVITIES

Net loss	$(890,475)	$(1,586)	$(964,025)
Stock based compensation	875,000	-	875,000
Adjustments to reconcile net loss to net cash
used by operating activities:
Non cash item -
Imputed interest on shareholder loan	576	-	1,152
Changes in operating assets and liabilities
Increase (decrease) in accounts payable	1,055	(1,185)	5,745

Net Cash Used in
Operating Activities	(13,844)	(2,771)	(82,128)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from related party loans	2,190	2,791	15,326
Common stock issued for cash	25,000	-	81,152

Net Cash Provided by
Financing Activities	27,190	2,791	96,478

NET INCREASE IN CASH	13,346	20	14,350

CASH AT BEGINNING OF PERIOD	1,004	4,544	-

CASH AT END OF PERIOD	$14,350	$4,564	$14,350

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

NOTE 1 – NATURE OF OPERATIONS

Medzed, Inc. (The Company) was organized on August 3, 2007, under the laws of the State of Nevada to engage in any lawful activity. In particular the Company was established for the purpose of becoming a third party reseller of Medical Officer Business Solutions. The Company intends to market and sell Electronic Medical Records (EMR) software, Physician Practice Management (PPM) software, and billing software and services on behalf of the manufacturers of these products.The Company is classified as a development stage company.

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet

Established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Interim Financial Statements

These interim unaudited financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As of June 30, 2010 and December 31, 2009, the Company had no cash equivalents.

MEDZED, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Income Taxes, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at June 30, 2010 and December 31, 2009, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and amounts due to related parties. Pursuant to ASC 820 and ASC 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

MEDZED, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

Recently Adopted Accounting Pronouncements

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

In August 2009, FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective for the Company on October 1, 2009. The adoption of this amendment did not have a material effect on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

MEDZED, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

NOTE 4 – RELATED PARTY TRANSACTIONS

As of June 30, 2010 and December 31, 2009, the Company has received cash advances from shareholder related party of $16,478 and $14,288. The advances are non interest bearing, unsecured and due upon demand. Imputed interest in the amount of $576 and $576 is included in additional paid in capital for the periods ended June 30, 2010 and December 31, 2009.

During the period ended June 30, 2010, the Company issued to the President of the Company, 10,000,000 shares of its par value $0.0001 common stock for cash at $0.0025 per share. Stock based compensation in the amount of $875,000 was recorded as additional paid in capital based on the trading value of the shares on the date of issuance.

NOTE 5 – STOCKHOLDERS’ EQUITY

During the year ended December 31, 2008, the Company issued 1,000,000 shares of its par value $0.0001 common stock for cash at $0.04 per share.

During the year ended December 31, 2007, the Company issued 1,500,000 shares of its par value $0.0001 common stock for cash at $0.01 per share.

During the period ended June 30, 2010, the Company issued to the President of the Company, 10,000,000 shares of its par value $0.0001 common stock for cash at $0.0025 per share. Stock based compensation in the amount of $875,000 was recorded as additional paid in capital based on the trading value of the shares on the date of issuance.

A total of 12,500,000 shares of common stock were issued and outstanding at June 30, 2010.

NOTE 6 - INCOME TAXES

The Company has a net operating loss carried forward of $89,025 available to offset taxable income in future years which commence expiring in fiscal 2027.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	Six Months Ended June 30, 2010 $	Six Months Ended June 30, 2009 $

Income tax recovery at statutory rate	5,261	539

Valuation allowance change	(5,261)	(539)

Provision for income taxes	–	–

The significant components of deferred income tax assets and liabilities at June 30, 2010 and December 31, 2009 are as follows:

	June 30, 2010 $	December 31, 2009 $

Net operating loss carried forward	30,269	25,007

Valuation allowance	(30,269)	(25,007)

Net deferred income tax asset	–	–

MEDZED, INC.

(A Development Stage Company)

Notes to Unaudited Financial Statements

NOTE 7 – SUBSEQUENT EVENTS

On September 8, 2010, Steven J. Radvak was issued 100,000 shares of its Common Stock, par value $0.0001 pursuant to a consulting agreement whereby he agreed to act as our Vice President of Exploration and as our geologic consultant.

On September 8, 2010, Alan Brown was issued 100,000 shares of its Common Stock, par value $0.0001 as consideration for his assistance with the staking of certain mining claims in the Oatman Mining District in Mohave County Arizona.

MEDZED, INC.

(A Development Stage Company)

Financial Statements

For the Period Ended December 31, 2009

Report of Independent Registered Public Accounting Firm

F-12

Balance Sheets

F-13

Statements of Operations

F-14

Statement of Stockholders’ Equity

F-15

Statements of Cash Flows

F-16

Notes to the Financial Statements

F-17

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Medzed, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Medzed, Inc. (A Development Stage Company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders' equity (deficit) and cash flows for each of the twelve month periods ended December 31, 2009 and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medzed, Inc. as of December 31, 2009 and 2008, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statement, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

April 12, 2010

MEDZED, INC.

(A Development Stage Company)

Balance Sheets

ASSETS

	December 31,	December 31,
	2009	2008

CURRENT ASSETS

Cash	$1,004	$4,544

Total Current Assets	1,004	4,544

TOTAL ASSETS	$1,004	$4,544

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$4,690	$3,685
Related party payable	14,288	-

Total Current Liabilities	18,978	3,685

STOCKHOLDERS' EQUITY (DEFICIT)

Common stock: $0.0001 par value, 50,000,000 shares
authorized, 2,500,000 issued and
outstanding, respectively	250	250
Additional paid-in capital	55,326	54,750
Deficit accumulated during the development stage	(73,550)	(54,141)

Total Stockholders' Equity (Deficit)	(17,974)	859

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$1,004	$4,544

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.

(A Development Stage Company)

 Statements of Operations

			From Inception
	For the Year	For the Year	on August 3,
	Ended	Ended	2007 Through
	December 31,	December 31,	December 31,
	2009	2008	2009
			(unaudited)

REVENUES	$-	$-	$-

EXPENSES

General and administrative	19,409	34,552	73,550

Total Expenses	19,409	34,552	73,550

LOSS FROM OPERATIONS	(19,409)	(34,552)	(73,550)

Income tax expense	-	-	-

NET LOSS	$(19,409)	$(34,552)	$(73,550)

BASIC LOSS PER SHARE	$(0.01)	$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING	2,500,000	1,772,500

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

				Deficit
				Accumulated
			Additional	During the	Total
	Common Stock		Paid-in	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance at inception, August 3, 2007	-	$-	$-	$-	$-

Common stock issued for cash
per share	1,500,000	150	14,850	-	15,000

Net loss from inception on August 3,
2007 through December 31, 2007	-	-	-	(19,589)	(19,589)

Balance, December 31, 2007	1,500,000	150	14,850	(19,589)	(4,589)

Common stock issued for cash	1,000,000	100	39,900	-	40,000

Net loss for the year ended
December 31, 2008	-	-	-	(34,552)	(34,552)

Balance, December 31, 2008	2,500,000	250	54,750	(54,141)	859

Imputed interest	-	-	576	-	576

Net loss for the year ended
December 31, 2009	-	-	-	(19,409)	(19,409)

Balance, December 31, 2009	2,500,000	$250	$55,326	$(73,550)	$(17,974)

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.

(A Development Stage Company)

Statements of Cash Flows

	For the Year	For the Year	From Inception on August 3,
	Ended	Ended	2007 Through
	December 31,	December 31,	December 31,
	2009	2008	2008
			(unaudited)
OPERATING ACTIVITIES

Net loss	$(19,409)	$(34,552)	$(73,550)
Adjustments to reconcile net loss to net cash
used by operating activities:
Imputed interest on shareholder loan	576	-	576
Changes in operating assets and liabilities
Increase (decrease) in accounts payable	1,005	(3,683)	4,690

Net Cash Used in
Operating Activities	(17,828)	(38,235)	(68,284)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Proceeds from related party loans	14,288	-	14,288
Common stock issued for cash	-	40,000	55,000

Net Cash Provided by
Financing Activities	14,288	40,000	69,288

NET DECREASE IN CASH	(3,540)	1,765	1,004

CASH AT BEGINNING OF PERIOD	4,544	2,779	-

CASH AT END OF PERIOD	$1,004	$4,544	$1,004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

MEDZED, INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 – NATURE OF OPERATIONS

Medzed, Inc. (The Company) was organized on August 3, 2007, under the laws of the State of Nevada to engage in any lawful activity. In particular the Company was established for the purpose of becoming a third party reseller of Medical Officer Business Solutions. The Company intends to market and sell Electronic Medical Records (EMR) software, Physician Practice Management (PPM) software, and billing software and services on behalf of the manufacturers of these products. Pursuant to Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises," the Company is classified as a development stage company.

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet

Established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. As of December 31, 2009 and 2008, the Company had no cash equivalents.

MEDZED, INC.

(A Development Stage Company)

Notes to Financial Statements

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740, Income Taxes, as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2009 and 2008, the Company has no items that represent comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Financial Instruments

ASC 820, “Fair Value Measurements” and ASC 825, Financial Instruments, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. It establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. It prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts payable, and amounts due to related parties. Pursuant to ASC 820 and ASC 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

MEDZED, INC.

(A Development Stage Company)

Notes to Financial Statements

Recently Adopted Accounting Pronouncements

In May 2009, FASB issued ASC 855, Subsequent Events, which establishes general standards of for the evaluation, recognition and disclosure of events and transactions that occur after the balance sheet date. Although there is new terminology, the standard is based on the same principles as those that currently exist in the auditing standards. The standard, which includes a new required disclosure of the date through which an entity has evaluated subsequent events, is effective for interim or annual periods ending after June 15, 2009. The adoption of ASC 855 did not have a material effect on the Company’s financial statements.

In June 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company’s financial statements, but did eliminate all references to pre-codification standards.

In August 2009, FASB issued an amendment to the accounting standards related to the measurement of liabilities that are recognized or disclosed at fair value on a recurring basis. This standard clarifies how a company should measure the fair value of liabilities and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. This standard is effective for the Company on October 1, 2009. The adoption of this amendment did not have a material effect on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial statements.

MEDZED, INC.

(A Development Stage Company)

Notes to Financial Statements

NOTE 4 – RELATED PARTY PAYABLES

As of December 31, 2009 and 2008, the Company has received cash advances from its principal shareholder of $14,864 and $0. The advances are non interest bearing, unsecured and due upon demand. Imputed interest in the amount of $576 and $0 is included in additional paid in capital.

NOTE 5 – STOCKHOLDERS’ EQUITY

During the year ended December 31, 2008, the Company issued 1,000,000 shares of its common stock for cash of $40,000.

During the year ended December 31, 2007, the Company issued 1,500,000 shares of its common stock for cash of $15,000.

A total of 2,500,000 shares of common stock were issued and outstanding at December 31, 2009.

NOTE 6 - INCOME TAXES

The Company has a net operating loss carried forward of $73,550 available to offset taxable income in future years which commence expiring in fiscal 2027. The Company had no uncertain tax positions at December 31, 2009 and 2008.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported is as follows:

	2009 $	2008 $

Income tax recovery at statutory rate	6,599	11,748

Valuation allowance change	(6,599)	(11,748)

Provision for income taxes	–	–

The significant components of deferred income tax assets and liabilities at December 31, 2009 and 2008 are as follows:

	2009 $	2008 $

Net operating loss carried forward	25,007	18,408

Valuation allowance	(25,007)	(18,408)

Net deferred income tax asset	–	–

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, we have evaluated subsequent events through April 14, 2010, the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$35.65
Audit Fees and Expenses	$10,000.00
Legal Fees and Expenses	$19,000.00
Transfer Agent and Registrar Fees and Expenses	$5,000.00
Miscellaneous Expenses	$500.00
Total	$34,535.65*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and,

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law, provided; however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and further provided, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

Gloria Ramirez-Martinez acquired 1.4 million shares on December 3, 2009 in a private transaction from Dan MacLean, our former sole officer and director.

On May 11, 2010, Gloria Ramirez-Martinez was issued 10,000,000 shares of its Common Stock, par value $0.0001, in exchange for previous advances totaling $25,000. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 as more specifically set forth below.

On September 8, 2010, Steven J. Radvak was issued 100,000 shares of its Common Stock, par value $0.0001 pursuant to a consulting agreement whereby he agreed to act as our Vice President of Exploration and as our geologic consultant. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 as more specifically set forth below.

On September 8, 2010, Alan Brown was issued 100,000 shares of its Common Stock, par value $0.0001 as consideration for his assistance with the staking of certain mining claims in the Oatman Mining District in Mohave County, Arizona. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 as more specifically set forth below.

Exemption from Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions.

The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation(1)
3.1a	Amended and Restated Articles of Incorporation(2)
3.2	Bylaws (1)
4.1	Specimen Stock Certificate (2)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (2)
10.1	Consulting Agreement between Steven Radvak and the Company. (3)
23.1	Auditor Consent (2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed with the SEC on January 17, 2008 as part of our Registration Statement on Form SB-2

(2)

Filed herewith.

(3)

Filed with the SEC on September 13, 2010 as part of our Current Report on Form 8-K.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of September, 2010.

FIRST RESOURCES CORP.

By:	/s/	Gloria Ramirez-Martinez
	Name:	Gloria Ramirez-Martinez
	Title:	President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gloria Ramirez-Martinez, as her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of First Resources Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Gloria Ramirez-Martinez	President, Secretary and Director	September 16, 2010

Gloria Ramirez-Martinez